EXHIBIT 4.08


                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made as of February 8, 2002, by and among Interland, Inc., a Minnesota corporation ("Interland"), Gabriel Murphy ("Murphy"), Bryan Heitman ("Heitman," and together with Murphy, "Shareholders"), and SunTrust Bank, a Georgia banking corporation, as escrow agent ("Escrow Agent").

                                    RECITALS

     A. Interland and Shareholders are parties to that certain Agreement and Plan of Merger dated February 8, 2002 (the "Merger Agreement"), by and among Interland, Montana Acquisition Company, Inc., a Missouri
          corporation   ("Merger  Sub"),   CommuniTech.Net,   Inc.,  a  Missouri
          corporation (the "Company"), and Shareholders, pursuant to which Merger Sub shall merge with and into the Company and Interland shall issue to Shareholders an aggregate of 5,375,000 shares of the common stock of Interland (the "Common Stock"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them in the Merger Agreement.

     B. Pursuant to Section 2.2 of the Merger Agreement, to secure the full, complete, and timely performance and discharge by Shareholders of their obligations under Article VIII of the Merger Agreement, Interland and Shareholders have agreed that Shareholders shall place in escrow with Escrow Agent an aggregate of 15% of the total number of shares of Common Stock issued to each of the Shareholders (the "Escrow Shares"), in the number and proportions as set forth in Exhibit A attached hereto.

     C. The Escrow Shares to be delivered to Escrow Agent pursuant to this Agreement shall be held by Escrow Agent and released to either Interland or Shareholders, as the applicable case may be, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto agree as follows:

     1.   ESTABLISHMENT OF ESCROW.

     (a) DEPOSIT OF SHARES AND ASSIGNMENTS. To secure the full, complete, and timely performance and discharge by Shareholders of their obligations under Article VIII of the Merger Agreement and to secure the rights of

          Interland under Article VIII of the Merger Agreement, Shareholders hereby grant to Interland a lien upon, security interest in and security title to, and hereby assign, transfer, pledge and deliver to Escrow Agent to hold in escrow pursuant to the terms hereof, stock certificates representing the Escrow Shares issued pursuant to the Merger Agreement registered in the respective names of the Shareholders and in the respective amounts set forth on Exhibit A hereto (the "Initial Escrow Shares"). Notwithstanding anything to the contrary herein provided, the Escrow Agent shall have no duty or obligation with respect to the creation, perfection, continuance or preservation of any lien or security interest, including, but not limited to, filing any financing statement or continuation statement or otherwise making any determination or taking any action with respect to any such lien or security interest. Notwithstanding any such lien or security interest, the duties and responsibilities of the Escrow Agent shall be limited to carrying out the duties and obligations expressly set forth in this Escrow Agreement and holding and distributing the Escrow Shares in accordance with the terms hereof. Shareholders are each depositing with Escrow Agent five Stock Powers, the forms of which are attached as Exhibit B, duly executed in blank by Shareholders (the "Stock Powers"), with medallion signature guarantees. Any shares of Interland capital stock or any other property (other than cash dividends) that result from any share dividend, reclassification, stock split, spin-off, subdivision or combination of shares, recapitalization, merger or similar events made with respect to any Escrow Shares held in escrow under this Agreement ("Additional Property") shall be delivered to the Escrow Agent and shall be held by the Escrow Agent in accordance with this Escrow
          Agreement. Unless otherwise indicated, as used in this Escrow Agreement, the term "Escrow Shares" includes the Initial Escrow Shares and any Additional Property. The Escrow Agent acknowledges receipt of the Initial Escrow Shares and agrees to accept delivery of any Additional Property. The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Shares pursuant to the terms and conditions hereof. Escrow Agent, Shareholders and Interland acknowledge and agree that Shareholders are entering into this Agreement for the purpose of bestowing upon Escrow Agent in favor of Interland control over the Escrow Shares with the intent, and for the purpose, of perfecting Interland's security interest in the Escrow Shares. The Shareholders also agree that Interland may file a UCC Form 1 setting forth its security interest in the Escrow Shares.

     (b) DIVIDENDS; VOTING AND RIGHTS OF OWNERSHIP. Any cash dividends, (except for Additional Property) made in respect of the Escrow Shares shall be distributed currently by Interland to the Shareholders on a pro rata basis. Each Shareholder shall have the right to vote the Escrow Shares held in escrow for the account of such Shareholder so long as such Escrow Shares are held in escrow, and Interland and the Escrow Agent, but only as directed in writing by Interland, shall take all steps necessary to allow the exercise of such rights.

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

     2.   CLAIMS.

     (a) MAKING A CLAIM. Interland may at any time and from time to time after the Threshold Amount (as defined in the Merger Agreement) has been met, until all of the Escrow Shares shall have been released hereunder as provided in Section 4 hereof, assert one or more claims (a "Claim") against the Escrow Shares with respect to any matter giving rise to a claim for indemnification against Shareholders pursuant to Article VIII of the Merger Agreement by giving written notice of the Claim (the "Notice of Claim") to Escrow Agent and Shareholders, which notice shall (i) identify and describe the nature of the Claim in reasonable detail; (ii) identify generally the section(s) of the Merger Agreement or the applicable agreement alleged to have been breached; and (iii) state the amount of the Claim, to the extent known ("Claim Amount"). Escrow Agent shall be entitled to conclusively assume, without inquiry, that any Notice of Claim furnished to Escrow Agent conforms to the requirements of the Merger Agreement.

     (b) SATISFACTION OF CLAIMS. (i) If a Notice of Claim is given during the term hereof and Interland and the Escrow Agent do not receive, within 30 business days after the Notice of Claim was received by the Escrow Agent, a notice from the Shareholders (the "Shareholders' Notice") stating that a dispute (the "Dispute") exists relating to the Notice of Claim and the basis of such Dispute in reasonable detail to enable Interland to evaluate the Dispute, Escrow Agent shall promptly, on the 31st business day after the Escrow Agent's receipt of the Notice of Claim, release from escrow for transfer to Interland that number of Escrow Shares equal to the quotient of (A) the Claim Amount, divided by (B) the average last reported price per share of Interland common stock (as reported in The Wall Street Journal) (the "Market Price") for the last ten (10) trading days immediately preceding the 31st business day after the Escrow Agent's receipt of the relevant Notice of Claim. (ii) If Interland and Escrow Agent receive a Shareholders' Notice within such 30 business day period, Escrow Agent shall continue to hold the Escrow Shares until such Dispute is resolved (provided, however, that in such event the Market Price shall be the average closing price per share of Interland common stock as reported in The Wall Street Journal for the last ten (10) trading days immediately preceding the receipt by Escrow Agent of the Shareholders' Notice). Interland and the Shareholders shall attempt in good faith to resolve the Dispute. If Interland and Shareholders are able to resolve such Dispute, they shall jointly notify Escrow Agent of such resolution and Escrow Agent shall promptly release from escrow for transfer to Interland that number of Escrow Shares agreed upon by Interland and Shareholders as set forth in the joint notice, which Interland and Shareholders hereby agree shall equal to the quotient of the final amount Interland and Shareholders determine is owed to Interland, if any, divided by the Market Price. If the Shareholders and Interland fail to resolve the Dispute within 30 calendar days after Interland and Escrow Agent receive the Shareholders' Notice, the Dispute may at any time thereafter be submitted by Interland or the Shareholders to arbitration in Atlanta, Georgia before a single arbitrator reasonably acceptable to both Interland and the Shareholders in accordance with the Commercial Arbitration Rules of the American Arbitration
          Association then in effect. Interland and the Shareholders will equally split the cost of the arbitration filing and hearing fees, and the arbitrator will have authority to award attorneys' fees to the


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          prevailing  party.  Interland  and the  Shareholders  agree  that  the arbitrator's award shall be final and binding upon them with respect to the Dispute and judgment may be entered thereon in any court having jurisdiction thereof; provided, however, that notwithstanding any provision contained herein to the contrary the parties hereto may settle any dispute by mutual agreement at any time. Interland and the Shareholders agree that promptly after the issuance of such final award by the arbitrator, Escrow Agent shall release from escrow for transfer to Interland that number of Escrow Shares equal to the quotient of the final amount of such award that was awarded to Interland by the arbitrator, if any, divided by the Market Price.

     (c) SATISFACTION. Escrow Agent shall not be required to determine whether any Claim has been satisfied from property other than the Escrow Shares, and shall, in accordance with the terms of this Agreement, deliver all or any portion of the Escrow Shares to Interland to the extent required to satisfy such Claim without regard to any other property which may have been used to satisfy all or a portion of such obligation.

     (d) NO CONFLICT. As to Interland and Shareholders, nothing contained in this Section 2 shall be deemed to amend or modify the Merger Agreement or any other document executed by such parties in connection with the Merger.

     3. RIGHTS CUMULATIVE. The rights, powers and remedies given to each party by this Escrow Agreement shall be in addition to all rights, powers and remedies given to such party by virtue of any statute or rule of law and all such rights, powers and remedies are cumulative and not alternative, and may be exercised and enforced successively or concurrently. Any forbearance or failure or delay by a party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of a party hereunder shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by such party. Interland and Shareholders agree that the rights, remedies and procedures specified herein are the exclusive rights, remedies and procedures by which the Escrow Shares are to be distributed to Interland or the Shareholders, notwithstanding, for example, any other rights Interland may have as a secured party under the Uniform Commercial Code.

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

     4. RELEASE OF ESCROW SHARES. If, on the first anniversary of the date of this Agreement, there is no pending Notice of Claim or Dispute, the Escrow Agent shall, without further act or consent of the Shareholders or Interland, deliver to Shareholders all of the Escrow Shares then remaining in escrow. If, on the first anniversary of the date of this Agreement, there is one or more Notice(s) of Claim or Dispute(s) pending, Escrow Agent shall retain in escrow the number of Escrow Shares which have a value (based on the applicable Market Price) equal to two times the aggregate amount of the Claims and Disputes pending as stated in the Notice of Claim(s), and shall, without further act or consent of the Shareholders or Interland, deliver to Shareholders the balance of the remaining Escrow Shares. The Escrow Shares retained in escrow beyond the first anniversary of the date of this Agreement as provided in this Section 4 shall be released only upon and pursuant to mutual agreement of Interland and the Shareholders or a final award by the arbitrator.

     To the extent Escrow Shares are required, pursuant to the terms of this Agreement, to be released to Shareholders, the lien upon and security interest in and security title to such Escrow Shares granted to Interland hereunder shall thereupon be released.

     5.   DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.

     (a) POWER. Escrow Agent shall have only the powers, authorities, and discretion expressly conferred upon it by this Agreement and shall not be required to perform any act or to do anything not within such powers, authorities and discretion, except upon the joint written instructions of Interland and Shareholders. Notwithstanding such express duties, Escrow Agent shall not be liable for any act or omission, except for Escrow Agent's bad faith, gross negligence or intentional misconduct.

     (b) ACCOUNT. Escrow Agent shall provide Interland and Shareholders with a quarterly accounting of the Escrow Shares and any transactions affecting the Escrow Shares.

     (c) GOOD FAITH. Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the powers, authorities or discretion conferred upon it by this Agreement and shall be protected in acting or refraining from acting in reliance upon the advice of legal counsel or upon any certificate, request, instruction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (d) COMPENSATION. For its services hereunder, Escrow Agent shall be entitled to receive reasonable compensation, including the costs and expenses of defending itself against any claim of liability arising out of or in connection with its services hereunder and the costs and expenses of Escrow Agent incurred in connection with this Agreement,


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

          including, but not limited to, the cost of legal services in case Escrow Agent deems it necessary to retain legal counsel. The compensation of Escrow Agent shall be as set forth in Exhibit C attached hereto. As between Interland and Shareholders, Interland shall be responsible for all of the compensation and indemnification of Escrow Agent.

     (e) CONTROVERSY OR DISPUTE. As an additional consideration for and as an inducement for Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any property involved in or affected by this Agreement, Escrow Agent shall be entitled, at the option of Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Escrow Shares or any part of such Escrow Shares. Anything herein to the contrary notwithstanding, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties.

     Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrow Shares or any part thereof or to otherwise act hereunder, as stated above, unless and until:

     1. the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Escrow Shares; or

     2. the parties have reached an agreement resolving their differences and have notified Escrow Agent in writing of such agreement and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement.

     In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all property comprising the Escrow Shares and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

     (f) COMPLIANCE WITH ORDERS. In the event that the Escrow Shares, or any part thereof, shall be attached, garnished, or levied upon under process of any court, or the delivery thereof shall be stayed or enjoined by any order or writ of any court or any other order,


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          judgment or decree shall be made or entered by any court affecting the contents or performance of this Agreement, or any part hereof, Escrow Agent shall not be required to ascertain whether any such process, order, writ, judgment, or decree is valid or enforceable, and Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with any and all processes, orders, writs, judgments or decrees entered or issued by any court of competent jurisdiction. Escrow Agent shall give notice by fax to Interland and Shareholders promptly after Escrow Agent's receipt of any notice of attachment, garnishment, levy, process, order, or writ of any court or any other order, judgment, or decree affecting the contents or performance of this Agreement. In the event Escrow Agent shall obey or comply with any such process, order, writ, judgment, or decree, it shall not be liable to Interland or Shareholders or to any other person, firm, or corporation by reason of such obedience or compliance, notwithstanding
          that  such  process,   order,  writ,  judgment,  or  decree  shall  be
          subsequently reversed, modified, annulled, set aside, or vacated.

     (g) CONSULTATION WITH COUNSEL. The Escrow Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instruction of such counsel.

     (h) RESIGNATION. Escrow Agent may resign by giving 30 days prior written notice to Interland and Shareholders, and thereafter Escrow Agent shall deliver all remaining Escrow Shares, together with its account therefor, in accordance with the joint written instructions of Interland and Shareholders. If no such instructions shall be received by Escrow Agent within 30 days after the receipt of Escrow Agent's notice, Escrow Agent shall be authorized and empowered to deliver the Escrow Shares, together with its account therefor, to any bank or trust company organized and doing business under the laws of the United States of America and the State of Georgia, and with a capital surplus of at least $35,000,000, which shall have been designated by Interland and which shall have indicated in writing its willingness to serve as Escrow Agent under this Agreement. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

     (i) INDEMNIFICATION. Interland agrees to indemnify and hold the Escrow Agent and each of its officers, directors, agents and employees harmless from and against any losses, liabilities, expenses (including attorney's fees and expenses), damages, claims or demands directly or


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          indirectly  arising out of or connected in any way with Escrow Agent's appointment as escrow agent under this Agreement or Escrow Agent's obligations under this Agreement, except as result from the Escrow Agent's bad faith, gross negligence, or intentional misconduct. This
          Section 5(i) shall survive the resignation of the Escrow Agent and the termination of this Agreement.

     6. TERMINATION. This Agreement shall terminate on the date upon which all of the Escrow Shares shall have been completely distributed pursuant to this Agreement. Upon the termination of this Agreement pursuant to this Section 6, no party hereto shall have any claim under this Agreement against any other party except under Sections 5(d) and 5(i). The termination of this Agreement or the insufficiency of the Escrow Shares to satisfy any Claim of Interland shall not terminate, limit, or otherwise alter or affect the obligations or liabilities of Shareholders under any other agreement between the parties, including, but not limited to, the Merger Agreement.

     7. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (a) when delivered against receipt, (b) upon transmitter's confirmation of the receipt of a facsimile transmission, (c) upon confirmed delivery by a standard overnight carrier, or (d) upon expiration of three business days after the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

               If to Interland:

                       Interland, Inc.
                       303 Peachtree Center Ave.
                       Suite 500
                       Atlanta, GA  30303
                       Attn:  Chief Executive Officer
                       Phone:  (404) 260-2477
                       Fax:  (404) 720-3728

               With a copy to:

                       Allen Shulman
                       Interland, Inc.
                       303 Peachtree Center Ave.
                       Suite 500
                       Atlanta, GA  30303
                       Phone:  (404) 260-2536
                       Fax: (404) 720-3728



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

               If to Shareholders:

                       Mr. Gabriel Murphy
                       9228 N. Harrison
                       Kansas City, MO 64155
                       Phone: (816) 300-4678

                       and

                       Mr. Bryan Heitman
                       6338 N. Camden Avenue
                       Apt. I
                       Kansas City, MO 64151
                       Phone: (816) 871-1372

               With a copy to:

                       Kutak Rock LLP
                       444 West 47th St.
                       Suite 200
                       Kansas City, MO  64112
                       Attn:  P. Mitchell Woolery
                       Phone:  (816) 960-0090
                       Fax:  (816) 960-0041

               If to Escrow Agent:

                       Suntrust Bank
                       25 Park Place
                       24th Floor
                       Atlanta, GA 30303-2900
                       Attention: Ms. Rebecca Fischer
                       Phone:  (404) 588-7262
                       Fax:  (404) 588-7335

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other party hereto in conformity with the provisions of this paragraph for the giving of notice.

     8. AMENDMENTS. This Agreement may not be amended, modified, supplemented or otherwise altered, except by a writing signed by all the parties hereto.

     9. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     10. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.


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11.  SECTION   HEADINGS.   The  section  headings  in  this  Agreement  are  for
     convenience only; they form no part of this Agreement and shall not affect its interpretation.

12. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver all other instruments and take all other actions that the other parties hereto may reasonably request from time to time to effectuate the transactions provided for herein.

13. PROVISIONS SEPARABLE. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

14. APPLICABLE LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Georgia, notwithstanding any Georgia or other conflict-of-law provisions to the contrary. Interland and each of the Shareholders hereby agree to submit to the nonexclusive jurisdiction of the courts of the State of Georgia and the federal courts within the State of Georgia and hereby appoint the Secretary of State of the State of Georgia as agent for the purpose of receiving service of process in respect of any proceeding in connection herewith.

15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

16. CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first above written.

                                   INTERLAND:

                                   INTERLAND, INC., a Minnesota corporation


                                   By: /s/ Joel Kocher
                                      ------------------------------------------
                                   Its:  Chief Executive Officer
                                       -----------------------------------------


                                   SHAREHOLDERS:


                                   /s/ Gabriel Murphy
                                   ---------------------------------------------
                                   Gabriel Murphy

                                   /s/ Bryan Heitman
                                   ---------------------------------------------
                                   Bryan Heitman


                                   ESCROW AGENT:

                                   SUNTRUST BANK


                                   By: /s/ Rebecca Fischer
                                      ------------------------------------------
                                   Its:  Assistant Vice President
                                      ------------------------------------------




                      [Signature Page to Escrow Agreement]

                                    EXHIBIT A

                     PLEDGE OF ESCROW STOCK BY SHAREHOLDERS


                           TOTAL          HELD BACK         PERCENTAGE
     NAME               SHARES HELD        SHARES            OF TOTAL
---------------       --------------   --------------     --------------

Gabriel Murphy           3,225,000         483,750             [15%]

Bryan Heitman            2,150,000         322,500             [15%]

     Total:              5,375,000         806,250
                      --------------   --------------

                                    EXHIBIT B



                                   STOCK POWER


     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Interland, a Minnesota corporation (the "Company"), __________ shares of common stock, par value $.01 per share, of the Company represented by Certificate No. _____ in the name of the undersigned on the books of the Company. The undersigned does hereby irrevocably constitute and appoint any officer or authorized agent of the Company as attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

     DATED as of the _____ day of _____________, 200_.



                                             By:
                                                  ------------------------------
                                                     Gabriel Murphy


Signature(s) guaranteed by:*




__________________________________
*THE  SIGNATURE(S)  MUST BE
GUARANTEED BY A BANK,  SAVINGS AND
LOAN ASSOCIATION, STOCKBROKER, OR
CREDIT UNION WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTY
MEDALLION PROGRAM PURSUANT TO
SECURITIES EXCHANGE ACT RULE
17AD-15. NOTARIZATION BY A NOTARY
PUBLIC IS NOT ACCEPTABLE.

                                    EXHIBIT B



                                   STOCK POWER

     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Interland, a Minnesota corporation (the "Company"), __________ shares of common stock, par value $.01 per share, of the Company represented by Certificate No. _____ in the name of the undersigned on the books of the Company. The undersigned does hereby irrevocably constitute and appoint any officer or authorized agent of the Company as attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

     DATED as of the _____ day of _____________, 200_.



                                        By:
                                             -----------------------------------
                                                 Bryan Heitman


Signature(s) guaranteed by:*




----------------------------------
*THE SIGNATURE(S) MUST BE
GUARANTEED BY A BANK, SAVINGS AND
LOAN ASSOCIATION, STOCKBROKER, OR
CREDIT UNION WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTY
MEDALLION PROGRAM PURSUANT TO
SECURITIES EXCHANGE ACT RULE
17AD-15. NOTARIZATION BY A NOTARY
PUBLIC IS NOT ACCEPTABLE.

                                    EXHIBIT C



                                 INTERLAND, INC.
                          SUNTRUST BANK AS ESCROW AGENT

                                SCHEDULE OF FEES
                                ----------------

     The annual fee of $2,500 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. A one-time $500.00 legal review fee is also payable in advance at the time of closing.

     Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

     These fees do not include extraordinary services, which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the undersigned authorizes SunTrust Bank to perform said services.




                                      C-1



1598248